UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 27, 2024
Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.
At regularly scheduled meetings on February 27-28, 2024, the Board of Directors (the “Board”) of Encompass Health Corporation (“Encompass Health”) and its Compensation and Human Capital Committee (the “Committee”) undertook the customary review and approval of annual compensation decisions. The following material changes to the compensation arrangements of two named executive officers were approved after consultations with the Committee’s independent compensation consultant, including review of market compensation data. The Board approved, at the recommendation of the Committee and in recognition of his performance, an increase from $5,170,000 to $5,425,000 in the target long-term incentive opportunity of Mr. Mark Tarr, President and Chief Executive Officer.
The Committee approved an increase from $550,000 to $625,000 in the annual base salary for Mr. Patrick Darby, Executive Vice President, General Counsel and Secretary, to recognize his contributions to strategic leadership and his expanded responsibility for additional departments within Encompass Health. Mr. Darby’s current annual total direct compensation (“TDC”) is:

Base Salary	Target Cash Bonus Award Opportunity	Target Long-term Equity Award Opportunity	Target TDC Opportunity
$625,000	$468,750	$1,031,250	$2,125,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ Patrick Darby
	Name:	Patrick Darby
	Title:	Executive Vice President, General Counsel and Secretary
Dated: March 1, 2024